                                                                    Exhibit 23.2

                       Consent of Independent Accountants

          We  hereby  consent  to  the  use  in  this  Amendment  No.  3 to  the
Registration  Statement of Empire Resorts,  Inc. on Form S-4 (the  "Registration
Statement") of (i) our reports dated February 5, 2003 and June 25, 2003 relating to the audited financial statements of Catskill Development, L.L.C. and (ii) our report  dated July 18,  2003  relating to the audited  financial  statements  of
Monticello  Raceway  Development  Company,  LLC,  each of which  appear  in such
Registration Statement. We also consent to the reference to us under the heading
"Experts" in such Registration Statement.

/s/ Bachrach, Waschitz & Waschitz, LLP

    Bachrach, Waschitz & Waschitz, LLP

    Monticello, New York
    December 12, 2003